BY-LAWS OF

                             CELTIC INVESTMENT, INC.


                                    ARTICLE I

                                     Offices

         The principal office of the corporation in the State of Illinois is identical to the chief executive office of the corporation. The corporation may have such other offices, both within and without the State of Illinois, as the business of the corporation may require from time to time.

         The registered office of the corporation required by the Business Corporation Act of 1983, as amended, to be maintained in the State of Illinois may be, but need not be, identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the board of directors.

                                   ARTICLE II

                                  Shareholders

         SECTION 1. ANNUAL MEETINGS. The board of directors is authorized to set the time, date, and place of the annual meeting of shareholders in each year. The annual meeting of shareholders will elect directors and transact such other business as may properly be brought before the meeting.

         SECTION 2. AGENDA OF MEETINGS. The board of directors may provide the agenda for meetings of the shareholders. In the absence of an agenda provided by the board of directors, the chairman of the board of directors may provide the agenda for meetings of the shareholders. Any item proposed by a shareholder to be included in the agenda of a meeting of the shareholders must be submitted in writing by a shareholder of record entitled to vote at the meeting to the secretary of the corporation no later than (i) with respect to an item to be considered at an annual meeting of shareholders, 180 days after the date of the preceding annual meeting of shareholders and (ii) with respect to an item to be considered at a special meeting of shareholders, with the notice of, or request for, the special meeting. The submission of the item must be accompanied by the information required by Rule 14a-8 of the Securities and Exchange Commission as then in effect.

         SECTION 3. NOMINATION OF DIRECTORS. Nominations for the election or directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of that shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (a) with respect to an election to be held at an annual

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meeting  of  shareholders,  180 days  after  the  preceding  annual  meeting  of shareholders and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, at the time of the giving of notice of, or the request for, the special meeting of shareholders. Each notice must set forth: (a) the name and address of the shareholder who intends to make
the  nomination   and  of  the  person  or  persons  to  be  nominated,   (b)  a
representation that the nominating shareholder is a holder of record of stock of the corporation entitled to vote at the meeting for which the nomination is made and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming each such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (d) such other information regarding each nominee proposed by the nominating shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the board of directors, (e) the acknowledgment of the person or persons nominated that the information supplied as to him or her or them is accurate, and (f) the consent of each nominee to serve as a director of the corporation if elected. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         SECTION 4. CONDUCT OF MEETINGS. The chairman of the board of directors will preside at each meeting of shareholders. In the absence or the chairman of the board of directors, the meeting will be chaired by an officer of the corporation in accordance with the following order; vice chairman, president, and vice presidents in the order of their titles or seniority. In the absence of such officers, the meeting will be chaired by a person chosen by the vote of a majority in interest or the shareholders present in person or represented by proxy and entitled to vote at the meeting. The secretary or in his or her absence an assistant secretary or in the absence of the secretary and all assistant secretaries, a person whom the chairman of the meeting appoints will act as secretary or the meeting and keep a record or the proceedings thereof. The board of directors or the chairman will be entitled to make those rules or regulations for the conduct of meetings of shareholders as they deem necessary, appropriate, or convenient. Subject to the rules and regulations of the board of directors, if any, the chairman of the meeting has the right and authority to prescribe those rules, regulations, and procedures and to do all such acts as, in the judgment of the chairman, are necessary, appropriate, or convenient for the proper conduct of the meeting including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to shareholders of record and their duly authorized and constituted proxies, and such other persons as the chairman may permit, restrictions on entry to the meeting after the time for the commencement of the meeting, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting, on matters which are to be voted on by ballot. Meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure or by any particular "Rules of Order".


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         SECTION 5. SPECIAL  MEETINGS.  Special meetings of the shareholders may be called by the chairman of the board of directors, the president, the board of directors, or the holders of not less than one-fifth (1/5) of the outstanding shares entitled to vote on the matter for which the meeting is called.

         SECTION 6. PLACE OF MEETING. The board of directors may designate any place, either within or without Illinois, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders may designate any place, either within or without Illinois, as the place for the holding of an annual meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting will be the registered office of the corporation in Illinois, except as otherwise provided in Section 5 of this Article.

         SECTION 7. NOTICE OF MEETINGS. Written notice stating the place, day, and hour of a shareholder meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered not less than 10 nor more than 60 days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution, or sale, lease, or exchange of assets, not less than 20 nor more than 60 days before the meeting, either personally or by mail by or at the direction of the chairman of the board of directors, the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, notice will be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the corporation, with postage prepaid.

         SECTION 8. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the share transfer books will be closed for the stated period but not to exceed, in any case, 60 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the transfer books will be closed for at least 10 days, or in the case of a merger or consolidation at least 20 days, immediately preceding the meeting. In lieu of closing the share transfer books, the board of directors may fix a date as the record date for any determination of shareholders. The record date may not be more than 60 days and, for a meeting of shareholders, not less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution, or sale, lease or exchange of assets not less than 20 days, immediately preceding the meeting. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring a dividend is adopted will be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, that determination will apply to any adjournment thereof.

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         SECTION 9.  VOTING  LISTS.  The officer or agent  having  charge of the transfer books for shares of the corporation will make, within 20 days after the record date for a meeting of shareholders or 10 days before each meeting of shareholders, whichever is earlier, a complete list of the shareholders entitled to vote at the meeting. The shareholder list will be arranged in alphabetical order and will contain the address of and the number of shares held by each shareholder. The list will be kept at the registered office of the corporation for 10 days prior to the meeting. The shareholder list may be inspected by any shareholder at any time during usual business hours. The shareholder list will also be produced and kept open at the meeting and will be subject to inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer books, or a duplicate thereof kept in Illinois, is prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section will not affect the validity of any action taken at such meeting.

     SECTION 10. QUORUM. A majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, will constitute a quorum at any meeting of shareholders.

     SECTION 11. ACTION OF SHAREHOLDERS. If a quorum is present at any meeting of shareholders, the affirmative vote of the majority of the votes of the shares represented at the meeting will be the act of the shareholders.

         SECTION 12. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder and delivered to the person appointed. Each proxy must be filed with the secretary of the corporation before or at the time of the meeting. No proxy will be valid after eleven 11 months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 13. VOTING OF SHARES. Each outstanding share, regardless of class, will have that number of votes as provided in the description of the class of shares in the Articles of Incorporation upon each matter submitted to vote at a meeting of shareholders. In the absence of any designation of the number of votes for shares of a class or a series in the Articles of Incorporation, each share will be entitled to one vote per share upon each matter submitted to vote at a meeting of shareholders. In all elections for directors, no shareholder will have cumulative voting rights.

         SECTION 14. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy, or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The corporation will treat the president of such corporation as authorized to vote such shares unless such other corporation will otherwise designate another person.

         Shares registered in the name of a deceased person, a minor ward, or an incompetent person under a legal disability, may be voted by his administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator,

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executor, or court appointed guardian.   Shares registered in the name of a
trustee may be voted by him, either in person or by proxy.

         Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged will be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee will be entitled to vote the shares so transferred.

         Shares of its own stock belonging to this corporation will not be voted, directly or indirectly, at any meeting and will not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and will be counted in determining the total number of outstanding shares at any given time.

         SECTION 15. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder will, appoint one or more persons as inspectors for the meeting. The inspectors will ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

         Each report of an inspector will be in writing and signed by him or her or by a majority of them if there is more than one inspector. The report of a majority will be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting will be prima facie evidence thereof.

         SECTION 16. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at any annual or special meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, is signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all the shares entitled to vote thereon were present and voting and all of the provisions of Section 7.10 of the Illinois Business Corporation Act of 1983, as amended, are complied with, or by all of the shareholders entitled to vote with respect to the matter.

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                                   ARTICLE III

                                    Directors

     SECTION 1. GENERAL POWERS. The business affairs of the corporation will be managed under the direction of its board of directors.

         SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The corporation will have a board of directors composed of not less than eight nor more than thirteen directors. Each director will hold office until the next annual meeting of shareholders or until his successor is elected and qualified. The number of directors may be changed at any time by the board of directors. A decrease in the number of directors will not shorten the term of an incumbent director's term. Directors need not be residents of Illinois or shareholders of the corporation.

         SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors will be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors called by them.

         SECTION 5. NOTICE. Notice of any special meeting will be given at least 2 days prior to the date of the special meeting by notice delivered personally, by mail, by overnight delivery service, or by fax, or other means as is likely to provide notice to each director at his business address or address that he or she has requested that notice be given. If mailed, notice will be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If sent by overnight delivery service, notice will be deemed delivered on the next business day. If sent by fax, notice will be deemed to be delivered at the time when received at the receiving machine as indicated on the record of the sending machine. Any director may waive notice of any meeting. The attendance of a director at any meeting will constitute a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of the meeting.

         SECTION 6. QUORUM. A majority of the directors then in office will constitute a quorum for the transaction of business at any meeting of the board of directors, provided, that if less than a quorum is present, a majority of the directors present may adjourn the meeting from time to time

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without further  notice.  Any director may attend and participate in any meeting of the board of directors or any committee of the board and be recorded as being present at that meeting through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.

     SECTION 7. MANNER OF ACTING. The act of a majority of the directors present at a meeting at which a quorum is present will be the act of the board of directors.

     SECTION 8. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors or otherwise may be filled by the board of directors for the unexpired portion of the term.

         SECTION 9. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, may be taken without a meeting if one or more consents in writing, setting forth the action so taken, are signed by all of the directors entitled to vote on the matter. All approvals evidencing the approval will be delivered to the secretary to be filed in the corporate records. The action taken will be effective when all the directors have approved the consent unless the consent specifies a different effective date.

         SECTION 10. COMPENSATION. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, will have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board.

         SECTION 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken will be conclusively presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he or she files his written dissent to such action with the person acting as secretary of the meeting before the adjournment of that meeting or forwards his dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. This right to dissent will not apply to a director who voted in favor of any action as to which he or she later proposes to dissent.

         SECTION 12. COMMITTEES OF THE BOARD. The board of directors may, by resolution of the majority of the whole board of directors, create one or more committees and appoint members of the board to serve on the committee or committees. Each committee will have 2 or more members, who will serve at the pleasure of the board. Each committee will have that authority as established by the resolutions creating the committee or expanding or contracting its scope of authority. Within its scope of authority, each committee, if so authorized by the board of directors may exercise the authority of the board of directors as permitted in Section 8.05 of the Illinois

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Business Corporation Act, provided, however, no committee may take those actions prohibited by Section 8.40 (c) of the Illinois Business Corporation Act.

                                   ARTICLE IV

                                    Officers

         SECTION 1. NUMBER. The officers of the corporation will be a chairman of the board of directors, a president, a secretary, and those vice presidents, treasurer, assistant secretaries, assistant treasurers, and other officers as may be elected or appointed by the board of directors. Any vice president may have additional seniority or operational designations as the board of directors deems advisable. Any two or more offices may be held by the same person.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation will be elected by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders to serve in their respective offices at the pleasure of the board of directors. Vacancies may be filled or new offices filled at any meeting of the board of directors. Each officer will hold office until his successor has been duly elected, and is qualified or until his death, or until he or she resigns or is removed in the manner provided in these by-laws. Election or appointment of an officer or agent will not of itself create contract rights.

         SECTION 3. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but removal will be without prejudice to the contract rights, if any, of the person so removed.

     SECTION  4.   VACANCIES.   A  vacancy  in  any  office  because  of  death,
resignation, removal, disqualification, or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         SECTION 5.  CHAIRMAN OF THE BOARD AND VICE CHAIRMAN OF THE BOARD.
The chairman of the board of directors is the chief executive officer of the corporation. Subject to the direction of the board of directors, the chairman of the board of directors has general charge and supervision of the business of the corporation and the full authority to take all lawful actions necessary to implement corporate and business policy established by the board of directors. In addition, the chairman of the board of directors will perform the duties, and possess the other powers that are assigned to him or her by the board of directors. Unless otherwise provided by the board of directors, the chairman of the board of directors will preside at all meetings of the shareholders and the board of directors. The board of directors may appoint a vice chairman of the board of directors who may, in the absence or disability of the chairman, perform the duties and exercise the powers of the chairman. The board of directors may assign other duties and grant other powers to the vice chairman.


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         SECTION 6. PRESIDENT.  The president is the chief operating  officer of the corporation and has charge and supervision of the day-to-day business operations of the corporation, subject to the authority of the chairman of the board of directors and of the board of directors. Unless the board of directors or chairman of the board of directors otherwise directs, all executive officers of the corporation will report, directly or through their immediate superior officers, to the president. The president will perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         SECTION 7. VICE PRESIDENT. The vice presidents will perform such duties and have such powers as the board of directors, chairman of the board of directors, or the president may from time to time prescribe. The vice presidents, in the order designated by the board of directors if there is more than once vice president, will discharge the duties of the president when the president, for any reason, cannot discharge the duties of his office. The vice presidents will have the other titles and powers and perform the other duties as prescribed by the board of directors.

         SECTION 8. TREASURER. The treasurer, if one is elected by the board of directors, will, if required by the board of directors, give a bond for the faithful discharge of his duties in the amount and with the surety or sureties as the board of directors determines. He or she will perform the duties and have the responsibilities as designated from time to time by the board of directors, the chairman of the board of directors, or the president. The decrease in any duties, responsibilities, or authority from time to time will not be deemed to constitute a constructive termination of the treasurer. In lack of a designation of duties, the treasurer will: (a) be the custodian of, and be responsible for, all monies and securities of the corporation which will come into his or her hand; (b) keep full and accurate records accounts in books belonging to the corporation, showing the transactions of the corporation, its assets, liabilities, and financial condition; (c) see that all expenditures are duly authorized and are evidenced by proper receipts or vouchers; (d) deposit in the name of the corporation in the depositaries as are designated by the board of directors, all monies that may come into his hands for the corporation's account and endorse for collection or deposit all bills, notes, checks, and other negotiable instruments of the corporation, and generally, under the direction and supervision of the president, have charge of the finances of the corporation; (e) keep the books and accounts of the corporation open at all times during business hours for the inspection of all directors of the corporation; (f) make a full report of the financial condition of the corporation for the annual meeting of the shareholders and make other reports and statements as may be required of him or her by the president, the chairman of the board of directors, or by the board of directors; and (g) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president, the chairman of the board of the directors, or by the board of directors.

         SECTION 9. SECRETARY. The secretary will: (a) supervise the keeping of the minutes of all meetings of the shareholders and of the board of directors and of all committees appointed by the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records of the corporation and if a corporate seal is adopted by the board of directors,

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see that the seal of the corporation is affixed to all  certificates  for shares prior to the issue thereof and to all documents the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the address of each shareholder furnished to the secretary by each shareholder, or in lieu thereof supervise the registrar and transfer agent if either is appointed; (e) sign with the chairman of the board of directors, the president, or a vice president or any other officer authorized by the board of directors, certificates for shares of the corporation, the issue of which is authorized by resolution of the board of directors; (f) have general charge of the share transfer books of the corporation;(g) certify the by-laws, resolutions of the shareholders and board of directors and committees thereof, and other documents of the corporation; and
(h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the chairman of the board of directors, the president, or by the board of directors.

         SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers will respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors will determine. The assistant secretaries as thereunto authorized by the board of directors may sign with the chief executive officer, the president or a vice president or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which will have been authorized by a resolution of the board of directors. The assistant treasurers and assistant secretaries, in general, will perform such duties as will be assigned to them by the treasurer or the secretary, respectively, or by the chief executive officer, the president or the board of directors.


         SECTION 11. COMPENSATION. The officers' compensation will be fixed from time to time by the board of directors and no officer will be prevented from receiving compensation because he or she is also a director of the corporation.


                                    ARTICLE V

          Indemnification of Officers, Directors, Employees and Agents

         SECTION 1. GENERAL. The corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or who is serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or

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proceeding,  had no reasonable cause to believe his or her conduct was unlawful.
The termination of any action, suit, or proceeding by judgment or settlement or conviction or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. LIMITATION OF DIRECTOR PERSONAL LIABILITY. In addition to any other provision of these by-laws, no director of this corporation will be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Illinois Business Corporation Act of 1983, as amended, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision will eliminate or limit the liability of a director for any act or omission occurring before the date when the provision becomes effective.

         SECTION 3. SUITS IN THE NAME OF THE CORPORATION. The corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification will be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation unless and only to the extent that the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court will deem proper.

         SECTION 4. SUCCESSFUL DEFENSE. To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 and 2, or in defense of any claim, issue, or matter therein, he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         SECTION 5. DETERMINATION OF INDEMNIFICATION. Any indemnification under Sections 1 and 2 (unless ordered by a court) will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination will be made (a) by the board of directors by a

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majority  vote of a quorum  consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

         SECTION 6. EXPENSES INCURRED. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article.

         SECTION 7. NON-EXCLUSIVE. The indemnification and advancement of expenses provided by or granted under the other Sections of this Article will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any contract, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         SECTION 8. INSURANCE. The corporation will have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

         SECTION 9. REPORT TO SHAREHOLDERS. If the corporation has paid indemnity or has advanced expenses to a Director, officer, employee, or agent, the corporation will report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

         SECTION 10. DEFINITIONS. The definitions set forth in Sections 8.75(i) and (j) of the Illinois Business Corporation Action of 1983, as amended, are hereby incorporated into this Article V as if here set forth. The board of directors may authorize the payment of expenses incurred to the full extent provided by Section 8.75(e) of the Illinois Business Corporation Act of 1983, as amended. All sections of this Article will comply with and be governed and interpreted by, Section 8.75 of the Illinois Business Corporation Act of 1983, as amended.

         SECTION 11. CONTINUANCE OF RIGHT OF INDEMNIFICATION. The indemnification and advancement of expenses provided by or granted under this Article will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of that person.


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                                   ARTICLE VI

                      Contracts, Loans, Checks and Deposits

         SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans will be contracted on behalf of the corporation and no evidences of indebtedness will be issued in its name unless authorized by a resolution of the board of directors. The authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, will be signed by the officer or officers, agent or agents of the corporation and in the manner as from time to time determined by resolution of the board of directors.

         SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed will be deposited from time to time to the credit of the corporation in the banks, trust companies, or other depositories as the board of directors selects.


                                   ARTICLE VII

                   Certificates for Shares and their Transfer

         SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation will be in such form as may be determined by the board of directors. All certificates will be signed by the chairman of the board of directors,  the  president,  or a vice  president  and by  the  secretary  or an assistant secretary. All signatures may be by facsimile, as long as one signature on each certificate, which may be that of the registrar or transfer agent, is an original signature. All certificates for shares will be consecutively numbered or otherwise identified. The name of the person to whom the shares represented by the certificates are issued, with the number of shares and date of issue, will be entered on the books of the corporation. All certificates surrendered to the corporation for transfer will be canceled. No new certificate will be issued until the former certificate for a like number of shares is surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued upon the terms and indemnity to the corporation that the board of directors may prescribe.

         SECTION 2. TRANSFER OF SHARES. Transfers of shares of the corporation will be made only on the books of the corporation by the holder of record or by his legal representative, who must furnish proper evidence of authority to transfer, or by his attorney authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for

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cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation will be deemed the owner thereof for all purposes as regards the corporation.

         SECTION 3. CERTIFICATELESS SHARES. The board of directors may authorize the issuance of a series or class of shares of capital stock of this corporation as uncertificated shares. The board of directors may also provide that any existing series or class of shares of capital stock of this corporation will be converted into uncertificated shares, provided that the resolution will not apply to shares represented by a certificate until the certificate is surrendered to the corporation.

                                  ARTICLE VIII

                                   Fiscal Year

         The fiscal year of the corporation will be established by the board of directors from time to time.

                                   ARTICLE IX

                                    Dividends

         The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                    ARTICLE X

                                Waiver of Notice

         Whenever any notice whatsoever is required to be given under the provisions of these by-laws or under the provisions of the Articles of Incorporation or under the provisions of the Illinois Business Corporation Act of 1983, as amended, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, will be deemed equivalent to the giving of notice.

                                   ARTICLE XI

                                   Amendments

         These by-laws may be altered, amended, or repealed and new by-laws may be adopted at any meeting of the board of directors by an affirmative vote of a majority of the directors then in office or at any meeting of the shareholders of the corporation by an affirmative vote of the votes represented at the meeting. No by-law adopted by the shareholders may be revoked, amended, or superseded by the board of directors.

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